Exhibit 21.1

                                SPAR GROUP, INC.
                              LIST OF SUBSIDIARIES


SUBSIDIARY........................................ .......STATE OF INCORPORATION
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PIA Merchandising Co., Inc...........................................California
PIA Merchandising Limited...........................................Nova Scotia
Pacific Indoor Display Co............................................California
Pivotal Sales Company................................................California
SPAR Acquisition, Inc....................................................Nevada
SPAR Incentive Marketing, Inc..........................................Delaware
SPAR Group International, Inc............................................Nevada
SPAR Trademarks, Inc.....................................................Nevada
SPAR Marketing, Inc. (f/k/a SPAR Acquisition, Inc.)....................Delaware
SPAR Marketing Force, Inc................................................Nevada
SPAR Marketing, Inc......................................................Nevada
SPAR/PIA Retail Services, Inc............................................Nevada
SPAR, Inc. (f/k/a SPAR/Burgoyne Information Services, Inc.)..............Nevada
Pivotal Field Services, Inc..............................................Nevada
Retail Resources, Inc....................................................Nevada
SPAR/Burgoyne Retail Services, Inc. (f/k/a SPAR Retail
Information, Inc.).........................................................Ohio
SPAR Technology Group, Inc. (f/k/a SPARinc.com, Inc.)....................Nevada
SPAR All Store Marketing Services, Inc...................................Nevada